Exhibit 10.1
FIFTH AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
This FIFTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into as of April 28, 2025, by and among CANADIAN IMPERIAL BANK OF COMMERCE (“Lender”), PULMONX CORPORATION, a Delaware corporation (“Pulmonx” together with each other Person party to the agreement (as defined below) as a borrower from time to time, collectively, “Borrowers”, and each, a “Borrower”) and PULMONX INTERNATIONAL SÀRL, a limited liability company (société à responsabilité limitée) formed under the laws of Switzerland (“Guarantor”).
RECITALS
A.Borrowers, Guarantor and Lender are parties to that certain Amended and Restated Loan and Security Agreement, dated as of March 29, 2021, as amended by that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of June 17, 2021, as further amended by that certain Second Amendment to Amended and Restated Loan and Security Agreement dated as of October 21, 2021, as further amended by that certain Third Amendment to Amended and Restated Loan and Security Agreement dated as of October 31, 2022, and as further amended by that certain Joinder and Fourth Amendment to Amended and Restated Loan and Security Agreement dated as of February 21, 2023 (as further amended, restated, supplemented or otherwise modified from time to time the “Agreement”).
B.The parties desire to amend the terms of the Agreement as set forth herein.
AGREEMENT
NOW, THEREFORE, the parties agree as follows:
1.Defined Terms. Capitalized terms used but not defined in this Amendment shall have the respective meanings given to them in the Agreement.
2.Amendments to Agreement.
2.1.Section 2.3(b) of the Agreement is hereby amended and restated to read as follows:
“(b) Repayment. Any and all unpaid Obligations, including principal, any accrued and unpaid interest in respect of the Term Loans and other fees and other sums due hereunder, if any, shall be due and payable in full on the Term Loan Maturity Date. The Term Loans may only be prepaid in accordance with Section 2.3(c).”

2.2.Section 2.4(d) of the Agreement is hereby amended and restated to read as follows:
“(d) Payment; Interest Computation. Interest is payable monthly in arrears on the first Business Day of each month for the prior month and shall be computed on the basis of a 365- or 366-day year, as applicable, for the actual number of days elapsed. In computing interest, (i) all payments received after 12:00 p.m. Eastern time on any day shall be deemed received at the opening of business on the next Business Day, and (ii) the date of the making of any Credit Extension shall be included and the date of payment shall be excluded; provided, however, that if any Credit Extension is repaid on the same day on which it is made, such day shall be included in computing interest on such Credit Extension.”

2.3.Section 6.6(c) of the Agreement is hereby amended and restated to read as follows:
“(c) (i) at all times until June 27, 2025, Borrowers shall maintain in Collateral Accounts with Lender or Lender’s Affiliates (including accounts with Lender’s corporate and institutional services group which, for the avoidance of doubt, may invest in non-Lender affiliated Cash Equivalents) cash and Cash

Equivalents in an amount not less than the lesser of (A) $50,000,000, and (B) 100% of the aggregate amount of cash of Pulmonx and its Subsidiaries on a consolidated basis at such time and (ii) from and at all times after June 27, 2025, Borrowers shall maintain in Collateral Accounts with Lender or Lender’s Affiliates (including accounts with Lender’s corporate and institutional services group which, for the avoidance of doubt, may invest in non-Lender affiliated Cash Equivalents), (A) if the aggregate amount of cash and Cash Equivalents of Pulmonx and its Subsidiaries on a consolidated basis is less than $50,000,000, 100% of the aggregate amount of cash and Cash Equivalents of Pulmonx and its Subsidiaries on a consolidated basis at such time and (B) if the aggregate amount of cash and Cash Equivalents of Pulmonx and its Subsidiaries on a consolidated basis is greater than or equal to $50,000,000, cash and Cash Equivalents in an amount not less than the greater of (I) $50,000,000, and (II) 75% of the aggregate amount of cash and Cash Equivalents of Pulmonx and its Subsidiaries on a consolidated basis at such time; provided that this Section 6.6(c) shall not apply to Pulmonx Switzerland; provided further that Collateral Accounts with Lender’s Affiliates shall be subject to an Account Control Agreement in favor of Lender.”

2.4.Section 6.10(a) of the Agreement is hereby amended and restated to read as follows:
“(a) With respect to any fiscal quarter, if the aggregate amount of unrestricted cash and Cash Equivalents held by the Loan Parties subject to a first priority, perfected Lien in favor of Lender is less than $80,000,000 (or its equivalent in other currencies) at any point during such fiscal quarter (the “Revenue Covenant Trigger”), Borrowers shall (i) the first time a Revenue Covenant Trigger occurs during any quarter, deliver an updated Compliance Certificate within 10 days of such occurrence and (ii) achieve Revenue for the trailing twelve-month period ending on the last day of such fiscal quarter, of not less than 10.00% greater than the amount of Revenue achieved for the corresponding trailing twelve-month period in the prior year.”

2.5.Section 6.10(b) of the Agreement is hereby amended by adding two sentences at the end of such Section as follows:
“Within twenty (20) days of the end of each month, Borrower shall certify to Bank in writing (which may be by email) with reasonably detailed calculations (I) the amount of Unrestricted Cash the Loan Parties held as of the close of business on the last Business Day of such month, (II) the absolute value of Adjusted EBITDA losses for the then-most recent six-month period then ended for which financial statements were required to be delivered hereunder, and (III) the amount of unrestricted cash and Cash Equivalents held by the Loan Parties subject to a first priority, perfected Lien in favor of Lender on the last Business Day of such month.”
2.6.The notice address for Lender and Lender’s legal counsel in Section 10 of the Agreement are hereby amended as set forth below:

“If to any Loan Party:	Pulmonx Corporation 700 Chesapeake Drive Redwood City, CA 94063
Attention: David Lehman
If to Lender, for any borrowing request:	Canadian Imperial Bank of Commerce Credit Processing Services 595 Bay Street, 5th floor Toronto, Ontario M5G 2C2 Attention: Frederick Afam Aaron Ren Innovation Banking Mailbox Joseph Hammer

For all other notices:	CIBC Innovation Banking 101 2nd Street San Francisco, CA 94104 Attention: Sarah Perkins
With a copy, not constituting notice, to:	Morrison & Foerster LLP 250 W 55th St. New York, NY 10019 Attn: Jonathan D. Jacobs
2.7.Exhibit A to the Agreement is hereby amended by amending and restating, or adding in appropriate alphabetical order, as applicable, the following defined terms, to read as follows:
“Required Liquidity Amount” means, as of any date of determination, an amount equal to the greater of (x) $20,000,000, and (y) the absolute value of Adjusted EBITDA losses for the then-most recent six-month period then ended for which financial statements were required to be delivered hereunder.”
“Revenue Covenant Trigger” has the meaning set forth in Section 6.10(a).”
2.8.Exhibit A of the Agreement is hereby amended by deleting the following defined term: Amortization Date, Amortization Date Extension, Amortization Date Extension Condition, Initial Amortization Date, Revenue Covenant Threshold Amount.
3.Limitation of Amendments. The amendments set forth herein, are effective for the purposes set forth herein, are specific as to content and time and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, (b) be a continuing waiver with respect to any failure to comply with the terms of the Loan Documents, or (c) otherwise prejudice any right or remedy which Lender may now have or may have in the future under or in connection with any Loan Document. No course of dealing on the part of Lender or its officers, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude a later exercise of any such right. Lender’s failure at any time to require strict performance by the Loan Parties of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Lender. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its terms and hereby is ratified and confirmed in all respects.
3.6.Exhibit A of the Agreement is hereby amended by adding the following sentence to the end of the definition of Adjusted EBITDA:
“Notwithstanding the foregoing, for any calculation of Adjusted EBITDA for any period that does not end at the end of a fiscal quarter of Borrower, Adjusted EBITDA shall not be required to be calculated in accordance with GAAP and may be calculated in accordance with Borrower’s normal reporting practices for months that do not coincide with a quarter end.”
4.Obligations. Each Loan Party hereby acknowledges that the Obligations are due and owing as set forth in the agreement to Lender without setoff, recoupment, defense or counterclaim, in law or in equity, of any nature or kind. All security interests granted to Lender pursuant to any Loan Document are hereby reaffirmed by each Loan Party and shall continue from the date originally granted. Except as expressly set forth herein, the terms of the Loan Documents remain in effect. This Amendment is a Loan Document.
5.Representations. To induce Lender to enter into this Amendment, each Loan Party hereby represents and warrants as follows:

(a)The representations and warranties contained in the Agreement and the other Loan Documents are true and correct in all material respects as of the date of this Amendment (except for such representations and warranties referring to another date, which representations and warranties are true and correct in all material respects as of such date); provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof. As of the date hereof, no Event of Default has occurred and is continuing.
(b)Each Loan Party has the power and authority to execute and deliver this Amendment and to perform its obligations under the Agreement, as amended by this Amendment. The execution and delivery by each Loan Party of this Amendment and the performance by such Loan Party of its obligations under the Agreement (a) have been duly authorized by all necessary action on the part of such party, (b) will not contravene (i) any law or regulation binding on or affecting such Loan Party, (ii) any contractual restriction with a Person binding on such Loan Party, ( ii) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on such Loan Party, or (iv) the Operating Documents of such Loan Party, and (c) do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by, any governmental or public body or authority, or subdivision thereof, binding on such Loan Party, except as already has been obtained or made.
(c)This Amendment has been duly executed and delivered by each Loan Party and is the binding obligation of each Loan Party, enforceable against such Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
6.Updated Perfection Certificate. Pulmonx has delivered an updated Perfection Certificate dated as of the date hereof (the “Updated Perfection Certificate”), which Updated Perfection Certificate shall supersede in all respects that certain Perfection Certificate delivered by Pulmonx to Bank on or about the Third Amendment Effective Date. The Loan Parties and Lender acknowledge and agree that all references in the Agreement to the “Perfection Certificate” shall hereinafter be deemed to be a reference to the Updated Perfection Certificate.
7.Conditions. This Amendment shall be effective upon satisfaction of the following conditions precedent or, as applicable, receipt by Lender of the following:
(a)the documents set forth on Schedule 1 hereto shall have been delivered, duly executed by Borrowers, if applicable;
(b)the aggregate amount of unrestricted cash and Cash Equivalents held by the Loan Parties subject to a first priority, perfected Lien in favor of Lender on a pro forma basis immediately after giving effect to this Amendment shall be at least $85,000,000;
(c)Revenue for the trailing three-month period ended March 31, 2025 multiplied by four shall be at least $85,000,000;
(d)all documentation and other information requested by Lender to comply with applicable “know your customer”, beneficial ownership, and anti-money-laundering rules and regulations, including the Patriot Act;
(e)payment of all Lender Expenses incurred through the date of this Amendment; and
(f)completion of such matters and delivery of such documents as Lender may reasonably require.
8.Counterparts; Electronic Execution of Documents. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, is an original, and all taken together, constitute one Agreement. Delivery of an executed counterpart of a signature page of this Amendment or any document delivered in connection therewith by electronic means including by email delivery of a “.pdf” format data file shall be effective as delivery of an original executed counterpart thereof.
9.Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York, without giving effect to conflicts of laws principles.
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Execution Version
IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the first date above written.
BORROWER:
PULMONX CORPORATION
By:    /s/ Steve Williamson
    Name: Steve Williamson
    Title: President & CEO
GUARANTOR:
PULMONX INTERNATIONAL SÀRL
By:    /s/ Steve Williamson
    Name: Steve Williamson
    Title: Managing Director
By:    /s/ Mehul Joshi
    Name: Mehul Joshi
    Title: Managing Director
LENDER:
CANADIAN IMPERIAL BANK OF COMMERCE
By:    /s/ Joseph Hammer
    Name: Joseph Hammer
    Title: Assistant General Manager
By:    /s/ Sarah Perkins
    Name: Sarah Perkins
    Title: Assistant General Manager

[SIGNATURE PAGE TO FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT]

SCHEDULE 1
Amendment Documents
1.this Amendment
2.the Updated Perfection Certificate